                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                       COMMUNITY CENTRAL BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       COMMUNITY CENTRAL BANK CORPORATION
                              100 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 15, 2003



         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMUNITY CENTRAL BANK CORPORATION will be held at the Fern Hill Country Club, 17600 Clinton River, Clinton Township, Michigan, on Tuesday, April 15, 2003, at 9:00 a.m., for the purpose of considering and voting upon the following matters:

         1. ELECTION OF DIRECTORS. To elect three Class I directors for a three year term, as detailed in the accompanying proxy statement.

         2. OTHER BUSINESS. To transact such other business as may properly be brought before the annual meeting, or any adjournments of the meeting.

         Only those stockholders of record at the close of business on Tuesday, February 25, 2003, shall be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

         To ensure that your shares are represented at the annual meeting, please take the time to vote by signing, dating and mailing the enclosed proxy ballot which is solicited on behalf of the Corporation's Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE ACT TODAY. WE WOULD APPRECIATE RECEIVING YOUR PROXY BALLOT BY TUESDAY, APRIL 8, 2003.

By Order of the Board of Directors,



David A. Widlak
  Chairman of the Board
   and Chief Executive Officer


Dated:  March 17, 2003

Community Central Bank Corporation
Letter to Shareholders


Dear Shareholders:


2002 WAS OUR BEST YEAR YET. We posted double-digit growth and record-operating results, added to our capital base and ability to grow, expanded our mortgage subsidiary operations into new markets, and launched several initiatives aimed squarely at enhancing shareholder value. In addition, in January 2003 we welcomed former U.S. Representative David E. Bonior to our Board of Directors.

RECORD RESULTS. Our net income rose 11% to $1.8 million, or $0.68 per share, from net income of $1.6 million or $0.62 per share, in 2001. We also saw substantial growth in our balance sheet: Total assets increased 22.4% to $287.6 million from $235.0 million at the close of 2001. Growth in commercial and residential real estate loans and commercial and industrial loans contributed to a 32% increase in total loans to $204.0 million from $154.2 million a year ago. Deposits also increased 4% to $200.7 million from $192.3 million at year-end 2001, with an 18% increase in non-interest bearing demand deposits.

At the year's end, non-accruing loans comprised only 0.41% of the total loan portfolio, while our allowance for loan losses stood at 1.65% of total loans outstanding.

NOT JUST NUMBERS. The important impact of Community Central Bank Corporation lies behind the numbers. The $150 million in mortgage originations in 2002 represents over 1,500 homes financed by our mortgage banking subsidiary, which translates into a housing solution for almost 6,000 people. Over the course of the year we have more than doubled the size of Community Central Mortgage, LLC and now operate offices in six markets: Anchorville, Dearborn, Livonia, Mount Clemens, Port Huron and Warren, Michigan.

Our commercial loan base supported hundreds of local companies, which in turn provided employment for thousands of employees. When you stop and think about the effect that a small community bank has on the economy you can see how important it is to provide local solutions to local financial challenges. We believe that it is incumbent upon organizations such as ours to support our community and our county during these difficult times. We accomplish this by being an integral part of our community. We know and understand how to work with local issues.

POSITIONING FOR GROWTH. We successfully completed a $10 million offering of trust-preferred securities allowing for our strategy of growth and positioning us to respond to other opportunities as they may arise. Trust-preferred securities have the additional advantage of being non-dilutive to holders of common stock.

FULFILLING OUR MISSION. We believe in our Corporation, individually and collectively. One of our most important missions as a public company is to continuously improve shareholder value. We took several major steps in 2002 toward this goal. These share-enhancement initiatives included the institution of cash dividends, the establishment of a dividend re-investment program, and the implementation of a stock-repurchase program.

LOOKING FORWARD. We are well positioned to maintain our momentum with capital, products and personnel in our marketplace.

In closing we would like to thank our fellow board members, our management staff and employees of Community Central Bank and Community Central Mortgage, LLC for their dedication and extraordinary effort this past year. We would also like to extend our sincere thanks to all of our shareholders for your continued trust and support.



Sincerely,



David A. Widlak
Chairman of the Board and Chief Executive Officer
Community Central Bank Corporation




Ronald R. Reed
President and Chief Executive Officer
Community Central Bank

                       COMMUNITY CENTRAL BANK CORPORATION
                             100 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043


                                -----------------
                                 PROXY STATEMENT
                                -----------------


                               GENERAL INFORMATION

         This proxy statement is furnished to stockholders of Community Central Bank Corporation in connection with the solicitation of proxies by its Board of Directors for use at the Corporation's annual meeting of stockholders and at any and all adjournments or postponements of the meeting. The annual meeting of stockholders is being held on Tuesday, April 15, 2003, at 9:00 a.m., at the Fern Hill Country Club, 17600 Clinton River, Clinton Township, Michigan. These proxy materials are first being mailed to our stockholders on or about March 17, 2003. Community Central Bank Corporation is referred to as the "Corporation" throughout this document.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by it will be voted at the annual meeting or any adjournment of the meeting. You may revoke your proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date; (ii) notifying the Corporation's Secretary at the above address that you revoke your previously submitted proxy; or (iii) voting in person at the annual meeting.

         The entire cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by mail or telegraph, or by directors, officers, or regular employees of the Corporation or its subsidiary, in person or by telephone. The Corporation will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of common stock of the Corporation.

         The Board of Directors, in accordance with the bylaws of the Corporation, has fixed the close of business on February 25, 2003, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and at any and all adjournments and postponements of the meeting. At the close of business on the record date, the Corporation had 2,679,690 shares of common stock outstanding, with each outstanding share entitled to one vote.

         A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes, if any, are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information regarding the beneficial ownership of the Corporation's common stock as of February 25, 2003, the voting record date for the annual meeting, by each of the directors and director nominees of the Corporation whose terms of office will continue after the annual meeting, each of the executive officers named in the summary compensation table on page 7, and all directors and executive officers of the Corporation as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after February 25, 2003, the voting record date for the annual meeting, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of February 25, 2003, 2,679,690 shares of Corporation common stock were outstanding.

---------------------------------------------------------------------------------------------
                                                              Amount
                                                           Beneficially     Percent of Class
                Name of Beneficial Owner                     Owned (1)     Beneficially Owned
---------------------------------------------------------------------------------------------

Gebran S. Anton ........................................     99,704  (2)         3.71%
David E. Bonior ........................................          0              0.00%
Joseph Catenacci .......................................     69,664  (3)         2.60%
Salvatore Cottone ......................................     78,883  (2)         2.93%
Celestina Giles ........................................     34,837  (4)         1.29%
Bobby L. Hill ..........................................     27,524  (5)         1.03%
Joseph F. Jeannette ....................................    101,133  (2)         3.76%
Dean S. Petitpren ......................................    126,842  (2)         4.72%
Ronald R. Reed .........................................     31,263  (6)         1.16%
Michael D. Schwartz ....................................     46,758  (7)         1.74%
David A. Widlak ........................................     51,600  (8)         1.92%
Ray T. Colonius ........................................     26,450  (9)         0.98%
All directors and executive officers of the
   Corporation as a group (12 persons)..................    694,658  (10)       24.84%
---------------------------------------------------------------------------------------

(1) Some or all of the common stock listed may be held jointly with, or for the benefit of, spouses or relatives of, or various trusts established by, the person indicated.
(2) Includes options to purchase 10,256 shares exercisable within 60 days of February 25, 2003.
(3) Includes options to purchase 4,400 shares exercisable within 60 days of February 25, 2003.
(4) Includes options to purchase 13,871 shares exercisable within 60 days of February 25, 2003.
(5) Includes options to purchase 1,100 shares exercisable within 60 days of February 25, 2003.
(6) Includes options to purchase 20,963 shares exercisable within 60 days of February 25, 2003.
(7) Includes options to purchase 3,300 shares exercisable within 60 days of February 25, 2003.
(8) Includes options to purchase 9,300 shares exercisable within 60 days of February 25, 2003.
(9) Includes options to purchase 22,450 shares exercisable within 60 days of February 25, 2003.
(10) Includes options to purchase 116,408 shares exercisable within 60 days of February 25, 2003.



         Based solely on our review of copies of reports filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Securities Exchange Act of 1934.

         The table below shows the beneficial ownership of the Corporation's common stock by each person who was known by the Corporation to own beneficially more than 5% of the Corporation's common stock as of February 25, 2003. To the best of the Corporation's knowledge, no other person owns more than 5% of the Corporation's outstanding common stock.


--------------------------------------------------------------------------------
           Name and Address                     Shares              Percent of
           of Beneficial Owner             Beneficially Owned      Common Stock

--------------------------------------------------------------------------------

Tontine Financial Partners, L.P.                 156,400                 5.9%
Tontine Management, L.L.C.
Jeffrey L. Gendell
   55 Railroad Avenue, 3rd Floor
   Greenwich, CT  06830

----------------------
(1) Based on information in a Schedule 13D, dated January 9, 2003, filed by Tontine Financial Partners, L.P. ("TFP"), a Delaware limited partnership, Tontine Management, L.L.C. ("TM"), a Delaware limited liability company which is the general partner of TFP, and Jeffrey L. Gendell, who is the managing partner of TM. TFP, TM and Mr. Gendell have reported shared voting and shared dispositive power over all of the reported shares.


                              ELECTION OF DIRECTORS

GENERAL

         The Corporation's articles of incorporation and bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than 15. The Board of Directors has presently fixed the number of directors at 11. The articles of incorporation and bylaws further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three year term and with the number of directors in each class being as nearly equal as possible.

         The Board of Directors has nominated Joseph Catenacci, Celestina Giles and David A. Widlak, as Class I directors for three year terms expiring at the Corporation's 2006 annual meeting of stockholders, and upon election and qualification of their successors. Each of the nominees is presently a Class I director of the Corporation whose term expires at the April 15, 2003 annual meeting of stockholders. The affirmative vote of a plurality of the votes cast is required for the nominees to be elected. This means that the nominees with the most affirmative votes are elected to fill the available seats. Accordingly, votes withheld and broker non-votes have no effect on the election of directors.

         The other members of the Board, who are Class II and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the Corporation's 2004 or 2005 annual meetings of stockholders. See "Information About Directors and Nominees as Directors" below.

         It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the three nominees. The proposed nominees for election as directors are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees.

INFORMATION ABOUT DIRECTORS AND NOMINEES AS DIRECTORS

         The following table shows certain information about the directors of the Corporation. The directors listed are those whose term of office will continue after the annual meeting, as well as those persons who have been nominated for election as a director. All of the directors listed are also directors of the Corporation's principal operating subsidiary, Community Central Bank, which is referred to in this document as the Bank.


----------------------------------------------------------------------------------------------------------------------
                                                                                    Has Served
                                                                                  as a Director       Year When Term
           Name, Age, Principal Occupation                                            Since         of Office Expires
----------------------------------------------------------------------------------------------------------------------
Gebran S. Anton, 70 ............................................................          1996          2005
   Co-owner; Anton, Zorn & Associates (Commercial & Industrial
     Real Estate Brokerage)
   President; Gebran Anton Development Co. (Real Estate Development)

David E. Bonior, 57 ............................................................          2003          2006
   Retired U.S. Congressman; U.S. Government, 1977 - 2003

Joseph Catenacci, 67 ...........................................................          1996          2006
   Chief Operating Officer; John Carlo, Inc. (Highway and Heavy
     Construction)

Salvatore Cottone, 62 ..........................................................          1996          2004
   President; Resco, Inc. (Real Estate Development)

Celestina Giles, 55 ............................................................          1996          2006
   Retired Executive Secretary, Community Central Bank, 1996 - 2002

Bobby L. Hill, 70 ..............................................................          1996          2004
   County Commissioner; Macomb County Board of Commissioners

Joseph F. Jeannette, 58 ........................................................          1996          2005
   Assistant Director; Utica Community Schools

Dean S. Petitpren, 60 ..........................................................          1996          2004
   President; Petitpren, Inc. (Beer Distribution)

Ronald R. Reed, 56 .............................................................          2000          2004
   President and CEO of the Bank
   Vice Chairman of Community Central Bank Corporation

Michael D. Schwartz, 73 ........................................................          2001          2005
   Vice President; Five Star Land Company (Real Estate
       Investment) 2001 - present
   Retired Circuit Court Judge Macomb County, 1986 - 2000

David A. Widlak, 54 ............................................................          1999          2006
   Chairman of the Board and Chief Executive Officer
     of the Corporation, 2000 - present
   Investor / Consultant

In addition to serving as a member of the Board of Directors, Mr. Widlak serves as Chairman of the Corporation, Mr. Reed serves as Vice-Chairman of the Corporation, Mr. Cottone serves as Chairman of the Board of the Bank and Mr. Petitpren serves as President of the Corporation. Each of the directors has held the principal occupation listed in the table above for at least the past five years except as specifically indicated otherwise.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES; DIRECTOR COMPENSATION

         The Corporation has standing Audit and Compensation Committees of the Board of Directors. The entire Board of Directors serves as the Corporation's Nominating Committee.

         The members of the Audit Committee consist of Salvatore Cottone (Chairman), Bobby L. Hill, Joseph F. Jeannette and Michael D. Schwartz. Each of the members of the Audit Committee is independent as that term currently is defined under the The Nasdaq Stock Market Rules. The Audit Committee's responsibilities include selecting, terminating or reappointing the Corporation's independent auditors, reviewing the scope of proposed audits and the procedures to be used, and the results of the audits, reviewing the adequacy and effectiveness of accounting and financial controls, and reviewing the internal auditing function and the financial statements of the Corporation.

         The members of the Compensation Committee consist of Dean S. Petitpren (Chairman), Joseph Catenacci and Joseph F. Jeannette. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors any changes in compensation and benefits for officers of the Corporation. The Compensation Committee is also responsible for administering the option plans and benefit plans of the Corporation.

         The Nominating Committee is responsible for reviewing and making recommendations to the Board of Directors as to its size and composition and recommending to the Board of Directors candidates for election as directors at the annual meetings, and filling any vacancies that may occur between annual meetings. The Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of Lisa M. Medlock, Secretary of the Corporation. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who themselves wish to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements detailed in the Corporation's articles of incorporation.

         During the year ended December 31, 2002, there were a total of ten meetings of the Board of Directors of the Corporation. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which the director served that were held in 2002 during the period that the director served. There were five meetings of the Audit Committee and five meetings of the Compensation Committee during 2002.

         Each member of the Board of Directors receives $1,500 per month, in aggregate, for services as a director of the Corporation and the Bank. In addition, Messrs. Salvatore Cottone, Bobby L. Hill, Ronald R. Reed and David A. Widlak receive $500 a month for serving as members of the Management Committee of Community Central Mortgage Company, LLC, the Corporation's mortgage company subsidiary.

         Under the Corporation's 2002 Incentive Plan, which was approved by the Stockholders at the Corporation's annual meeting held in April 2002, each director is awarded 300 shares of common stock of the Corporation annually. The awards are made each year, on the first business day of the month following the annual meeting of stockholders, from 2002 through 2010, during the period that the director serves on the Board. This plan provides for awards to be made with respect to a maximum of 130,000 shares of common stock of the Corporation, of which up to 40,000 shares are available for awards to directors and the remainder are to be available for awards to employees.

                          REPORT OF THE AUDIT COMMITTEE

         The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference.

         The members of the Audit Committee consist of Salvatore Cottone, Bobby
L. Hill, Joseph F. Jeannette and Michael D. Schwartz. Each of the members of the Audit Committee is independent as that term currently is defined under the The Nasdaq Stock Market Rules. The Audit Committee's responsibilities include selecting, terminating or reappointing the Corporation's independent auditors, reviewing the scope of proposed audits and the procedures to be used, and the results of the audits, reviewing the adequacy and effectiveness of accounting and financial controls, and reviewing the internal auditing function and the financial statements of the Corporation.

         The Audit Committee operates under a written charter adopted by the Board of Directors. The complete text of the charter was attached to the Corporation's 2002 Proxy Statement which is filed with the SEC.

         Management has the primary responsibility for the financial statements and the reporting process, including the Corporation's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2002 with management, including a discussion of the quality and the acceptability of the Corporation's financial reporting and controls.

         The Audit Committee reviewed with the independent auditors, Plante & Moran, PLLC, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Corporation's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Plante & Moran PLLC the auditors' independence from management and the Corporation, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the providing of non-audit services with maintaining the auditors' independence.

         The Audit Committee also discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

         The Company's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the SEC's order dated June 27, 2002 requiring the filing of sworn statements and the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee also evaluated and recommended to the Board the appointment of Plante & Moran, PLLC as the Corporation's independent auditors for 2003.

                                  Audit Committee

                                  Salvatore Cottone
                                  Bobby L. Hill
                                  Joseph F. Jeannette
                                  Michael D. Schwartz


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning compensation awarded to, earned by or paid to the named executives for services rendered by each of them in all capacities with the Corporation and Community Central Bank. No other executive officer received aggregate compensation, which includes salary and bonus, exceeding $100,000, for services rendered in 2002. Each of the named executives received perquisites and other personal benefits in addition to his salary and bonus during the periods stated; however, the aggregate amount of these perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of his or her respective total annual salary and bonus and, therefore, this information has been omitted as permitted by the rules of the SEC.

                                                   Annual Compensation                Long Term
                                            ---------------------------------        Compensation
            Name and                                                                --------------
            Principal                                                                  All Other
            Position                Year    Salary(1)       Bonus     Options       Compensation(2)
            --------                ----    ---------       -----     -------       ---------------

David A. Widlak,                    2002     $72,322      $40,000     $12,000          $    0
 Chairman of the Board              2001      15,000       40,000           0               0
 and CEO of the Corporation         2000      12,000       15,000           0               0


Ronald R. Reed,                     2002    $170,070      $35,000      12,000          $5,596
 President and CEO of the           2001     144,615       25,000      20,000             644
 Bank and Vice-Chairman             2000      38,462       15,000       8,271               0
 of the Corporation

Ray T. Colonius,                    2002    $108,596      $30,000       5,000          $4,158
 Treasurer of the Corporation       2001      90,946       20,000      20,000           2,728
 and Sr. VP & CFO of the Bank       2000      78,846       20,000       9,930             923

------------------------

(1) Includes director fees paid to Mr. Widlak and Mr. Reed for each of the periods reported. Mr. Widlak's salary amount for 2001 and 2000 consisted solely of director fees.

(2) These amounts represent contributions made by the Bank to the 401(k) plan account of the named executive officer.

OPTIONS GRANTED IN 2002

         The following table provides information on options granted to the named executive officers during the year ended December 31, 2002. No stock appreciation rights have been granted by the Corporation.

                                           Individual Grants
                      ----------------------------------------------------------
                        Number of       % of Total
                          Shares          Options
                        Underlying      Granted to      Exercise or
                         Options        Employees       Base Price     Expiration
      Name               Granted          in 2002        Per Share        Date
-------------------     ---------       -----------     ------------   ----------

David A. Widlak            12,000           23%             $8.50      05-13-2012

Ronald R. Reed             12,000           23%             $8.50      05-13-2012

Ray T. Colonius             5,000           10%             $8.50      05-13-2012



AGGREGATED STOCK OPTION EXERCISES IN 2002 AND YEAR END OPTION VALUES

         The following table provides information on the exercise of stock options during the year ended December 31, 2002, by the named executive officers, and the value of unexercised options at December 31, 2002. The "Value of Unexercised `In-the-Money Options' at 12-31-2002" is calculated by subtracting the exercise price of the option from the fair market value of the underlying common stock. For purposes of the following table, fair market value is deemed to be $9.53 per share, the average of the closing high bid and low asked prices reported by the Nasdaq National Market as of December 31, 2002. No stock appreciation rights have been granted by the Corporation.

                                                                                         Value of
                                                          Number of                     Unexercised
                                                         Unexercised                   "In-the-Money"
                            Shares                        Options at                     Options at
                         Acquired on    Value             12-31-2002                     12-31-2002
         Name              Exercise    Realized    Exercisable / Unexercisable  Exercisable / Unexercisable
-----------------        ---------    ---------    ---------------------------  ---------------------------

David A. Widlak             ---           ---             9,300  /  7,100         $14,001 / $ 8,787

Ronald R. Reed              ---           ---             20,963 / 19,308         $63,023 / $56,353

Ray T. Colonius             ---           ---             22,020 / 12,910         $71,174 / $48,686

                              CERTAIN TRANSACTIONS

         The Bank has had, and expects to have in the future, loan and other financial transactions in the ordinary course of business with the Corporation's directors, executive officers, and principal stockholders and their associates. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management, did not involve more than the normal risk of collectibility, or present other unfavorable features. As of December 31, 2002, the Bank had outstanding 22 loans to the directors and executive officers of the Corporation, totaling approximately $5.1 million in aggregate amount with an additional $3.3 million under commitments.

         During 2002, the main office building of the Corporation and the Bank was being leased from T.A.P. Properties, LLC, a company owned by two of the Corporation's directors, Gebran Anton and Dean Petitpren. The lease commenced in 1996 and was for a term of 15 years. The monthly lease payments were $12,500 per month and increased to $16,531 per month in the final five years of the lease. The term of the lease and rent payment at the time the lease was entered into were similar to those prevailing for comparable leases in the local market. On January 3, 2003, the Bank purchased the main office building of the Corporation and Bank and adjacent property known as 120 North Main Street from T.A.P. Properties, LLC for $2,600,000. The adjacent property was purchased for further expansion of the corporate and banking operations. The transaction was approved by the Board of Directors of the Corporation and Bank. Additionally, the appropriate regulatory agencies were also advised of the transaction in advance. Management believes the transaction to be strategically beneficial and provides current and future cost savings to the Corporation.


                        SELECTION OF INDEPENDENT AUDITOR

         The Audit Committee of the Board of Directors has reappointed Plante & Moran, PLLC as the Corporation's principal independent auditor for the year ending December 31, 2003. Representatives of Plante & Moran, PLLC plan to attend the annual meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.

AUDIT FEES

         The aggregate fees billed to the Corporation for 2002 by the Corporation's principal accounting firm, Plante & Moran PLLC, are as follows:

                   Audit Fees........................................   $115,545
                   Financial Information Systems Design
                    and Implementation Fees..........................       ----
                   All Other Fees....................................     35,090
                                                                        --------
                   Total.............................................   $150,635
                                                                        ========


         The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Any proposal submitted by a stockholder for the 2004 annual meeting of stockholders should be sent to Lisa Medlock; Corporate Secretary, at 100 North Main Street, PO Box 7, Mount Clemens, MI 48046-0007. Proposals must be received by November 18, 2003, in order to be eligible to be included in the Corporation's proxy statement for that meeting.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                       COMMUNITY CENTRAL BANK CORPORATION
                              100 North Main Street
                             Mount Clemens, MI 48043

                 ANNUAL MEETING OF STOCKHOLDERS - APRIL 15, 2003
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald R. Reed and Dean S. Petitpren, or either of them, with full power of substitution in each, as proxies to vote all of the shares of common stock of Community Central Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Community Central Bank Corporation to be held at Fern Hill Country Club, 17600 Clinton River, Clinton Township, Michigan 48036, on Tuesday, April 15, 2003, at 9:00 a.m., and at any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. SHOULD A NOMINEE BE UNABLE TO SERVE AS A DIRECTOR, AN EVENT THAT WE DO NOT ANTICIPATE, THE PERSONS NAMED IN THIS PROXY RESERVE THE RIGHT, IN THEIR DISCRETION, TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE CORPORATION.

--------------------------------------------------------------------------------
 PLEASE VOTE, DATE, AND SIGN ON REVERSE, AND RETURN PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

 Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

      PLEASE MARK VOTES
[X]   AS IN THIS EXAMPLE

                                                 1.   Election of Directors.              For All         With-      For All
      COMMUNITY CENTRAL BANK                                                             Nominees         hold        Except
           CORPORATION                                (01) JOSEPH CATENACCI
                                                      (02) CELESTINA GILES                 [ ]            [ ]          [ ]
                                                      (03) DAVID A. WIDLAK

                                                   NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR
                                                   NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE
                                                   THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE
                                                   VOTED FOR THE REMAINING NOMINEE(S).

RECORD DATE SHARES:                              2.   In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or at any adjournment(s) thereof.







Please be sure to sign and date this proxy card.      Mark box at right if an address change or comment has         [ ]
                                                      been noted on the reverse side of this card.

             _____________________________________

                 ________________________, 2003

_______________________________________________________________________________________________________________




        Stockholder sign here                                  Co-owner sign here
_______________________________________________________________________________________________________________

DETACH CARD                                                                                               DETACH CARD


                       COMMUNITY CENTRAL BANK CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this proxy card. You are requested to vote on the election of directors as discussed in the enclosed proxy materials. Your board of directors recommends that you vote "FOR" all of the nominees.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign and date the card, detach it, and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 15, 2003.

Thank you in advance for your prompt consideration of this matter.

Sincerely,


David A. Widlak
Chairman of the Board
  and Chief Executive Officer